UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2019 (February 21, 2019)

MEDIFIRST SOLUTIONS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-55465	27-3888260
(State or other	(Commission File Number)	(IRS Employer
jurisdiction incorporation)		Identification No.)

4400 Route 9 South, Suite 1000, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation.

Item 3.02	Unregistered Sales of Equity Securities.

Issuance of $54,000 Convertible Promissory Note:

On February 21, 2019, Medifirst Solutions, Inc. (the “Company”) received the purchase price of $50,000 (after deducting for investor’s legal fees equal to $3,500 and a $500 original issue discount) pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) entered into with an accredited investor. Pursuant to the Purchase Agreement the Company sold and issued a convertible promissory note in principal amount of $54,000 (the “8% Note”). The Company intends to use the proceeds received from the sale of the 8% Note for general corporate purposes.

The 8% Note, which is due and payable on August 20, 2020, bears interest at the rate of 8% per annum and may be prepaid, subject the payment of a prepayment premium. Subject to a beneficial ownership limitation equal to 4.99%, principal and interest on the 8% Notes is convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to 55% of the lowest closing price during the fifteen day prior to any requested conversion.

The issuance, offer and sale of the securities were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the Purchase Agreement and the 8% Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the Purchase Agreement and the 8% Note, which are filed herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Issuance of $65,000 Convertible Promissory Note:

On February 26, 2019, the Company received the purchase price of $60,000 (after deducting for certain investor’s expenses) pursuant to a Securities Purchase Agreement (the “Note Purchase Agreement”) entered into with an accredited investor. Pursuant to the Note Purchase Agreement the Company sold and issued a convertible promissory note in principal amount of $65,000 (the “12% Note”). The Company intends to use the proceeds received from the sale of the 12% Note for general corporate purposes.

The 12% Note, which is due and payable on February 25, 2020, bears interest at the rate of 12% per annum and provides for a minimum interest payable under the 12% Note equal to at least twelve months of accrued interest. The 12% Note may be prepaid, subject the payment of a prepayment premium. Subject to a beneficial ownership limitation equal to 4.99%, principal and interest on the 12% Note is convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to 65% of the lowest closing bid price during the twenty day prior to any requested conversion.

The issuance, offer and sale of the securities were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the Note Purchase Agreement and the 12% Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the Note Purchase Agreement and the 12% Note, which are filed herewith as Exhibit 99.3 and Exhibit 99.4 and are incorporated herein by reference.

Issuance of $51,500 Convertible Promissory Note:

On February 27, 2019, the Company received the purchase price of $46,500 (after deducting for certain investor’s expenses) pursuant to a Securities Purchase Agreement (the “Tranche Note Purchase Agreement”) entered into with an accredited investor. Pursuant to the Tranche Note Purchase Agreement the Company sold and issued a convertible promissory note in aggregate principal amount of $154,500 which is anticipated to be funded in mutually agreed upon tranches and an initial tranche for the principal amount equal to $51,500 (the “Tranche Note”). The Company intends to use the proceeds received from the sale of the Tranche Note for general corporate purposes.

The Tranche Note, which is due and payable on August 25, 2020, bears interest at the rate of 8% per annum and may be prepaid, subject the payment of a prepayment premium. Subject to a beneficial ownership limitation equal to 4.99%, principal and interest on the Tranche Note is convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to 55% of the lowest closing bid price during the twenty day prior to any requested conversion.

The issuance, offer and sale of the securities were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the terms of the Tranche Note Purchase Agreement and the Tranche Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the Tranche Note Purchase Agreement and the Tranche Note, which are filed herewith as Exhibit 99.5 and Exhibit 99.6 and are incorporated herein by reference.

Item 9.01	Exhibits.

Exhibits	Description
99.1	Securities Purchase Agreement, dated February 20, 2019
99.2	8% Convertible Promissory Note due August 20, 2020
99.3	Securities Purchase Agreement, dated February 25, 2019
99.4	12% Convertible Promissory Note due February 25, 2020
99.5	Securities Purchase Agreement, dated February 27, 2019
99.6	8% Tranche Convertible Promissory Note due August 27, 2020

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.
Dated: February 27, 2019
	By:	/s/ Bruce Schoengood
President and CEO

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